Contact:     Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001
Owens Realty Mortgage, Inc. Announces Amendment and Restatement of Secured Revolving Credit Facility

WALNUT CREEK, CA. – September 6, 2018 – Owens Realty Mortgage, Inc. (NYSE American: ORM) announced today that it has entered into a Second Amended and Restated Credit Agreement with ZB, N.A. dba California Bank & Trust as administrative agent, swingline lender and a lender, and First Bank and Umpqua Bank as additional lenders (the "Restated Credit Agreement"). Pursuant to the Restated Credit Agreement, the lenders have agreed to continue to provide ORM with a $75.0 million secured revolving credit facility (the "Credit Facility"), subject to borrowing limits determined in accordance with borrowing base calculations that depend on the underlying collateral of ORM.  The Restated Credit Agreement also includes an option for ORM to increase the maximum available principal amount to up to $95.0 million, subject to one or more new or existing lenders agreeing to provide such additional loan commitments and satisfaction of other customary conditions. The Restated Credit Agreement and a new Security Agreement among the parties collectively amends and restates the prior credit facility with the lenders, and the maturity date for funds borrowed pursuant to the Restated Credit Agreement has been extended to May 15, 2020, and advances of funds are permitted until the new maturity date.

The foregoing description of the Restated Credit Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility agreements, copies of which have been filed by ORM with the SEC as exhibits to a Current Report on Form 8-K.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust ("REIT") that focuses on the origination, investment, and management of commercial real estate mortgage loans. We provide customized, short-term acquisition and transition capital to small balance and middle-market investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company's website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, and prospects are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events.  Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning these, and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission.  All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SOURCE: Owens Realty Mortgage, Inc.